UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

Everbridge, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37874	26-2919312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive Suite 400
Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (818) 230-9700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVBG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Repurchases of Convertible Notes

On November 22, 2022, the Company entered into separate, privately negotiated transactions (the “Agreements”) with certain holders of the Company’s outstanding 0.125% convertible senior notes due 2024 (the “Notes”) to repurchase, with available cash, approximately $99.3 million aggregate principal amount of the Notes (the “Repurchases”) for an aggregate cash repurchase price of approximately $90.7 million, including accrued interest.

The Repurchases are expected to close on or before November 29, 2022, subject to customary closing conditions. Following the closing of the Repurchases, the Company intends to cancel the repurchased Notes and, after such cancellation of repurchased Notes, approximately $350.7 million aggregate principal amounts of Notes will remain outstanding. The Repurchases could affect the market price of the common stock.

The Company may from time to time seek to retire or purchase additional outstanding debt through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions or otherwise. Such repurchases or exchanges, if any, will depend on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors. The amounts involved in any such transactions, individually or in the aggregate, may be material. Further, any such purchases or exchanges may result in us acquiring and retiring a substantial amount of such indebtedness, which could impact the trading liquidity of such indebtedness.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management as of the date they are made and inherently involve significant risks and uncertainties that may cause actual results to differ materially from those that the Company expects. These statements include, but are not limited to, statements related to the amount of Notes to be repurchased, the ability to complete the Repurchases on the timeline described herein or at all, and the impact of the Repurchases on the market price of the common stock. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are: changes in the price of the common stock and changes in the convertible note and the capital markets generally. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties that could affect the Company’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and September 30, 2022. Copies of reports filed with the SEC are available at ir.everbridge.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings the Company makes with the SEC from time to time.

The forward-looking statements in this current report reflect the Company’s expectations as of the date hereof. Except as required by law, the Company undertakes no obligation to update these forward-looking statements publicly for any reason after the date of this Form 8-K to conform these statements to actual results or to changes in the Company’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Date:	November 23, 2022	By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary